As filed with the Securities and Exchange Commission on November 14, 2001


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                       WORLDWIDE RESTAURANT CONCEPTS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                             95-4307254
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                            Identification Number)

       15301 VENTURA BOULEVARD                                  (Zip Code)
       BUILDING B -- SUITE 300
      SHERMAN OAKS, CALIFORNIA                                    91403
(Address of principal executive offices)

                       WORLDWIDE RESTAURANT CONCEPTS, INC.
                       1997 EMPLOYEE STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                MR. A. KEITH WALL
                    VICE PRESIDENT & CHIEF FINANCIAL OFFICER
                       WORLDWIDE RESTAURANT CONCEPTS, INC.
                             15301 VENTURA BOULEVARD
                             BUILDING B -- SUITE 300
                         SHERMAN OAKS, CALIFORNIA 91403
                     (Name and address of agent for service)

                                 (818) 662-9800
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

============================================================================================
                                          Proposed         Proposed
     Title of                             Maximum           Maximum
 Securities to be     Amount to be     Offering Price      Aggregate          Amount of
    Registered        Registered(1)      Per Share      Offering Price(2)  Registration Fee
--------------------------------------------------------------------------------------------
   Common Stock        1,000,000           $3.50          $3,500,000          $1,032.50
--------------------------------------------------------------------------------------------
      Total            1,000,000           $3.50          $3,500,000          $1,032.50
============================================================================================

--------

(1) These shares are reserved for issuance pursuant to the Worldwide Restaurant Concepts, Inc. 1997 Employee Stock Incentive Plan (the "Plan"). Pursuant to Rule 416, also being registered are additional shares of Common Stock as may become issuable under the Plan through the operation of anti-dilution provisions.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and based upon the average of the high and low sales price of the Common Stock of Worldwide Restaurant Concepts, Inc. (then known as Sizzler International, Inc.) in the consolidated reporting system of the New York Stock Exchange on March 4, 1998 of $3.50.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

        Pursuant to its Registration Statement on Form S-8 No. 33-347661 filed with the Securities and Exchange Commission on March 10, 1998 (the "Original Registration Statement"), the registrant registered 1,000,000 shares of its Common Stock, $.01 par value per share (the "Common Stock"), issuable under the 1997 Employee Stock Incentive Plan (the "Employee Plan").

        The Employee Plan was amended by resolution of the Board of Directors of the registrant on June 17, 1998 to increase the number of shares of Common Stock reserved for issuance under the Employee Plan from 1,000,000 to 2,800,000 (the "First Amendment"). The First Amendment became effective on August 18, 1998 upon the approval thereof by the holders of a majority of the shares of Common Stock represented and voting, in person or by proxy, and entitled to vote at the registrant's annual meeting. By Post-Effective Amendment No. 1 filed with the Securities and Exchange Commission on August 20, 1999, the registrant amended the Original Registration Statement to reflect the First Amendment of the Employee Plan.

        The Employee Plan was again amended by resolution of the Board of Directors of the registrant on June 28, 2001 to increase the number of shares of Common Stock reserved for issuance under the Employee Plan from 2,800,000 to 3,800,000 (the "Second Amendment") and on August 29, 2001 to reflect the change in the registrant's name from "Sizzler International, Inc." to "Worldwide Restaurant Concepts, Inc." (the "Third Amendment"). The Second Amendment became effective on August 29, 2001 upon the approval thereof by the holders of a majority of the shares of Common Stock represented and voting, in person or by proxy, and entitled to vote at the registrant's annual meeting and the Third Amendment became effective upon its execution on September 4, 2001.

        By this Post-Effective Amendment, the Company hereby amends the Original Registration Statement, as amended, to reflect the Second Amendment and the Third Amendment of the Employee Plan.

        The contents of the Original Registration Statement, as amended, are incorporated herein by reference into this Post-Effective Amendment No. 2. Required opinions, consents and signatures are included in this amendment.

Item 2. Registrant Information and Employee Plan Annual Information.

        See Item 1.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        See Item 1.

Item 4. Description of Securities.

        See Item 1.

Item 5. Interests of Named Experts and Counsel.

        See Item 1.

Item 6. Indemnification of Directors and Officers.

        See Item 1.

Item 7. Exemption from Registration Claimed.

        See Item 1.

Item 8. Exhibits.

        See Exhibit Index and Exhibits at the end of this Post-Effective Amendment No. 2.

Item 9. Undertakings.

        1.     The undersigned registrant hereby undertakes:

               (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

               (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registration in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and had duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Culver City, State of California, on this 14th day of November, 2001.

                                        WORLDWIDE RESTAURANT CONCEPTS, INC.


                                        By:     /s/ Charles L. Boppell
                                              ----------------------------------
                                              Charles L. Boppell
                                              Chief Executive Officer



                                POWER OF ATTORNEY

        Each individual whose signature appears below constitutes and appoints Charles L. Boppell and A. Keith Wall and each or either of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.


             NAME                        TITLE                      DATE
             ----                        -----                      ----
   /s/ Charles L. Boppell       Director and Chief            November 14, 2001
----------------------------    Executive Officer
   Charles L. Boppell           (Principal Executive
                                Officer)

   /s/ Phillip D. Matthews      Director and Chairman of      November 14, 2001
----------------------------    the Board
   Phillip D. Matthews

   /s/ James A. Collins         Director                      November 14, 2001
----------------------------
    James A. Collins

   /s/ Barry E. Krantz          Director                      November 14, 2001
----------------------------
     Barry E. Krantz

   /s/ Robert A. Muh            Director                      November 14, 2001
----------------------------
     Robert A. Muh

   /s/ Kevin W. Perkins         Director                      November 14, 2001
----------------------------
     Kevin W. Perkins

   /s/ Charles F. Smith         Director                      November 14, 2001
----------------------------
     Charles F. Smith

   /s/ A. Keith Wall            Vice President and Chief      November 14, 2001
----------------------------    Financial Officer
     A. Keith Wall              (Principal Financial and
                                Accounting Officer)

                                  EXHIBIT INDEX


 EXHIBIT                                                                  SEQUENTIALLY
   NO.                              DESCRIPTION                           NUMBERED PAGE
------------------------------------------------------------------------------------------
4.1            Certificate of Incorporation of the Registrant,                  N/A
               incorporated by reference to Exhibit 3.1 to
               Amendment No. 1 to the Registrant's Form S-4
               Registration Statement (Registration No. 33-38412)

4.2            Certificate of Ownership and Merger of Worldwide                  8
               Restaurant Concepts, Inc. into the Registrant

4.3            Bylaws of the Registrant as amended through                       12
               September 4, 2001

4.4            The Registrant's 1997 Employee Stock Incentive Plan,              29
               as amended through September 4, 2001

4.5            Rights Agreement dated January 22, 2001 between the              N/A
               Registrant and The Bank of New York, incorporated
               herein by reference to Exhibit 4 to the Registrant's
               Current Report on Form 8-K filed January 22, 2001

4.6            Certificate of Designation of Series A Junior                    N/A
               Participating Preferred Stock of the Registrant,
               incorporated herein by reference to Amendment No. 1
               to the Registrant's Form S-4 Registration Statement
               No. 33-38412

5.1            Opinion of Pachulski, Stang, Ziehl & Young P.C.                  N/A
               (previously filed)

23.1           Consent of Arthur Andersen LLP                                    42

23.2           Consent of Pachulski, Stang, Ziehl & Young P.C.                  N/A
               (included in Exhibit 5.1)

24.1           Power of Attorney (included on signature page)                   N/A